Exhibit 4.2

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS.  THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND SUCH LAWS COVERING SUCH SECURITIES, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY STATING THAT SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE U.S. SECURITIES ACT AND SUCH LAWS.  DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE.  THIS WARRANT MAY NOT BE EXERCISED UNLESS THE WARRANT AND THE UNDERLYING SECURITIES HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY IN CANADA BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (i) JANUARY **, 2011 [insert that date which is four months and a day from the Closing Date], AND (ii) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.

WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [insert that date which is four months and a day from the Closing Date.]

WARRANTS TO PURCHASE SHARES OF COMMON STOCK OF

THUNDER MOUNTAIN GOLD, INC.

a Nevada corporation

CERTIFICATE NO.:  **

September **, 2010 (the “Issue Date”)

THIS IS TO CERTIFY THAT, for value received ,  (hereinafter called the “holder”) is entitled to subscribe for and purchase  fully paid and non-assessable shares of common stock (“Common Shares”) in the capital of THUNDER MOUNTAIN GOLD, INC. (hereinafter called the “Company”) (i) at any time on or before 4:00 p.m. (Vancouver Time) on September **, 2011 at a price of CDN$0.20 per Common Share, (ii) at any time thereafter on or before 4:00 p.m. (Vancouver Time) on September **, 2012 at a price of CDN$0.25 per Common Share, and (iii) at any time thereafter on or before 4:00 p.m. (Vancouver Time) on September **, 2013 at a price of CDN$0.30 per Common Share in each case subject to  adjustment and to the provisions and terms and conditions herein set forth.  The Warrants will be void and of no value after 4:00 p.m. (Vancouver Time) on September **, 2013 (the “Expiry Time”).  In the event that the trading price of the Common Shares on the TSX Venture Exchange or the OTC Bulletin Board (or such other stock exchange on which the Company’s Common Shares are principally traded) closes above CDN$0.50 per Common Share for 20 consecutive trading days in the period commencing March **, 2011, the Company may accelerate the Expiry Time of the

Warrants to 4:00 p.m. (Vancouver Time) on the date which is 30 days after notice is given to the holder via a press release of the accelerated Expiry Time.

The rights to acquire Common Shares granted by this certificate (the “Warrant Certificate”) may be exercised by the holder, subject to the terms and conditions hereof, in whole or in part (but not as to a fractional Common Share), by surrender of this Warrant Certificate and the duly completed and executed Exercise Form attached hereto as Appendix “A” to the offices of the Company located at 5248 West Chinden Street, Boise, Idaho, accompanied by a certified cheque, bank draft or money order payable in Canadian dollars or an equivalent amount in United States dollars determined based on the noon exchange rate published by the Bank of Canada on the date of exercise of the Warrants to or to the order of the Company in payment of an amount equal to the purchase price of the number of Common Shares for which Warrants are then exercised.

See attached Appendix “B” for instructions on how to exercise Warrants represented by this Warrant Certificate.

Surrender of this Warrant Certificate and the duly completed Exercise Form with payment of the purchase price as provided above will be deemed to have been effected only on personal delivery thereof to, or if sent by mail or other means of transmission on actual receipt thereof by, the Company at the offices of the Company at the address shown on the Exercise Form or such other address as may be specified by the Company, in a written notice to the holder, from time to time.

In the event of any exercise of the rights represented by this Warrant Certificate, certificates representing the Common Shares so subscribed for shall be delivered to the holder at the address specified in the Exercise Form within a reasonable time, not exceeding five business days after the rights represented by this Warrant Certificate have been so exercised.  If fewer Common Shares are purchased than the number that can be purchased pursuant to this Warrant Certificate, unless the Warrants have expired, a new warrant certificate granting the right to acquire that number of Common Shares, if any, with respect to which the Warrants have not then been exercised shall also be issued to the holder within such time.  The Company shall not be required to issue fractional Common Shares upon the exercise of all or any part of the Warrants and the holder will not be entitled to a cash payment in lieu of any such fractional interest.

All Common Shares issued before the date that is four months and one day from the date the Company becomes a reporting issuer in any Province or Territory of Canada upon the exercise of the rights represented by this Warrant Certificate will be subject to a hold period and may not be traded in Canada until the date that is four months and one day from the date the Company becomes a reporting issuer in any Province or Territory of Canada, except as permitted by applicable securities laws and regulations and the certificates representing such Common Shares shall bear the following legends:

 “UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (i) JANUARY **, 2011 [insert that date which is four months and a day from the Closing Date], AND (ii) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.”

“WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [insert that date which is four months and a day from the Closing Date.]”

All certificates representing Common Shares issued to persons who exercise the Warrants will bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS.  THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND SUCH LAWS COVERING SUCH SECURITIES, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY STATING THAT SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE U.S. SECURITIES ACT AND SUCH LAWS.  DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

The Warrants represented by this Warrant Certificate may only be exercised by or for the account or benefit of a holder who, at the time of exercise, either:

a.

represents to the Company, pursuant to subparagraph 1 of the attached Exercise Form, that (i) at the time of exercise of the Warrants the holder is not within the United States, (ii) the holder is not exercising the Warrants for the account or benefit of a U.S. Person or person in the United States, and (iii) the delivery of the underlying Common Shares will not be to an address in the United States;

b.

represents to the Company, pursuant to subparagraph 2 of the attached Exercise Form, that (i) the holder is a U.S. Purchaser (as such term is defined in the subscription agreement pursuant to which the holder purchased the Warrants from the Company (the “Subscription Agreement”), (ii) the holder was the original subscriber for the Warrants from the Company, and (iii) the representations, warranties and covenants set forth in the Subscription Agreement are true and correct on the date of exercise, including specifically the representations and warranties in the Certification of U.S. Purchaser attached to the Subscription Agreement; or

c.

provides, pursuant to subparagraph 3 of the attached Exercise Form, a written opinion of counsel satisfactory to the Company that the Warrants and the Common Shares to be delivered upon exercise of the Warrants have been registered under the United States Securities Act of 1933, as amended  (the “U.S. Securities Act”) and the securities laws of all applicable states of the United States or are exempt from such registration requirements.

THE FOLLOWING ARE THE TERMS AND CONDITIONS REFERRED TO IN THIS WARRANT CERTIFICATE:

1.

Definitions.

In this Warrant Certificate:

(a)

“Common Shares” means the Company’s presently authorized common voting shares with a par value US$0.001 per share; and

(b)

“Participating Share” means a share that carries the right to participate in earnings or in capital on a liquidation or winding-up to an unlimited degree, or which ranks, in terms of priority, equally with the Common Shares with respect to participation in earnings or in capital on a liquidation or winding-up.

2.

Adjustment of Purchase Price.

The original purchase price in effect and the number and type of securities purchasable under the Warrants at any date shall be subject to adjustment from time to time as follows:

(a)

If and whenever at any time prior to the Expiry Time, the Company shall (i) subdivide or redivide the outstanding Common Shares into a greater number of shares, (ii) reduce, combine or consolidate the outstanding Common Shares into a smaller number of shares, or (iii) issue Common Shares or other Participating Shares to the holders of all or substantially all of the outstanding Common Shares by way of a stock dividend, the exercise price in effect on the effective date of any such event shall be adjusted immediately after such event or on the record date for such issue of Common Shares or other Participating Shares by way of stock dividend, as the case may be, so that it shall equal the amount determined by multiplying the purchase price in effect immediately prior to such event by a fraction, of which the numerator shall be the total number of Common Shares and other Participating Shares outstanding immediately prior to such event and of which the denominator shall be the total number of Common Shares and other Participating Shares outstanding immediately after such event; and the number of Common Shares which the holder is entitled to purchase upon exercise of each Warrant shall be adjusted at the same time by multiplying the number by the inverse of the aforesaid fraction; such adjustments shall be made successively whenever any event referred to in this subsection (a) shall occur; any such issue of Common Shares or other Participating Shares by way of a stock dividend shall be deemed to have been made on the record date for the stock dividend for the purpose of calculating the number of outstanding Common Shares or other Participating Shares immediately after such event under this subsection (a) and subsection (c) of this Section.

(b)

If and whenever at any time prior to the Expiry Time, there is a reclassification of the Common Shares at any time outstanding or a change of the Common Shares into other shares or a capital reorganization of the Company not covered in subsection (a) of this section or a consolidation, amalgamation or merger of the Company with or into any other corporation or a sale of the property and assets of the Company as or substantially as an entirety to any other person, a holder holding Warrants represented by this Warrant Certificate which have not been exercised prior to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, merger or sale shall thereafter, upon the exercise of such Warrants, be entitled to receive and shall accept in lieu of the number of Common Shares, as then constituted, to which the holder was previously entitled upon exercise of the Warrants, but for the same aggregate consideration payable therefore, the number of shares or other securities or property of the Company or of the corporation resulting from such reclassification, consolidation, amalgamation or merger or of the person to which such sale may be made, as the case may be, that such holder would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, merger or sale of, on the effective date thereof, as if the holder had been the registered holder of the number of Common Shares to which the holder was previously entitled upon due exercise of the Warrants; and in any case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Warrant Certificate with respect to the rights and interests thereafter of the holders of the Warrants to the end that the provisions set forth in this Warrant Certificate shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares or securities or property to which the holder may be entitled upon the exercise of such Warrants thereafter.

(c)

The adjustments required under the terms of this Warrant Certificate upon the occurrence of any of the events referred to herein shall become effective immediately after a record date for such event, and the Company may defer, until the occurrence of such event, issuing to the holder of any Warrants exercised after such record date and before the occurrence of such event the kind and amount of shares, other securities or property to which it would be entitled upon such exercise by reason of the adjustment required by such event; provided, however, that the Company shall deliver to such holder an appropriate instrument evidencing such holder’s right to receive the kind and amount of shares, other securities or property to which it would be entitled upon the occurrence of the event requiring such adjustment and the right to receive any distributions made or declared in favour of holders of record of Common Shares as constituted from time to time on and after such date as the holder would, but for the provisions of this subsection (c), have received, or become entitled to receive, on such exercise.

(d)

The adjustments provided for in this Warrant Certificate are cumulative and shall apply to successive subdivisions, redivisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this Warrant Certificate provided that, notwithstanding any other provision of this Section, no adjustment of the purchase price or number of Common Shares, as then constituted, purchasable shall be required unless such adjustment would require an increase or decrease, of at least 1% in the purchase price or the number of Common Shares, as then constituted, purchasable then in effect; provided however, that any adjustments which by reason of this subsection (d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(g)

In the event of any question arising with respect to the adjustments provided in this Warrant Certificate, such question shall, absent manifest error, be conclusively determined by a firm of chartered accountants appointed by the Company (who may be the auditors of the Company) and acceptable to the holder, acting reasonably, with the assistance of legal counsel, who may be legal counsel to the Company; such accountants shall have access to all necessary records of the Company and such determination shall be binding upon the Company and the holder.

(h)

At least 21 days prior to the effective date or record date, as the case may be, of any event which requires an adjustment in the subscription rights pursuant to this Warrant Certificate, including the exercise price and the number and classes of shares or other securities or property which are to be received upon the exercise thereof, the Company shall give notice to the holder of the particulars of such event and the required adjustment.

4.

Restriction on Exercise.

Notwithstanding any other provision hereof, no holder shall exercise these Warrants, if as a result of such conversion the holder would then become a “ten percent beneficial owner” (as defined in Rule 16a-2 under the Securities Exchange Act of 1934, as amended) of Common Shares.  For greater certainty, the Warrants shall not be exercisable by the holder or redeemed by the Company, if, after giving effect to such exercise, the holder of such securities, together with its affiliates, would in aggregate beneficially own, or exercise control or direction over that number of voting securities of the Company which is 9.99% or greater of the total issued and outstanding voting securities of the Company, immediately after giving effect to such exercise; provided, however, that upon a holder of these Warrants providing the Company with a Waiver Notice that such holder would like to waive the provisions of this paragraph 4 with regard to any or all shares of Common Shares issuable upon exercise of these Warrants, this paragraph 4 shall be of no force or effect with regard to those shares of Common Shares referenced in the Waiver Notice; provided, further, that this provision shall be of no further force or effect during the sixty-one (61) days immediately preceding the expiration of the term of these Warrants.

5.

No Rights of Shareholders.

The Warrants shall not entitle the holder to any rights as a shareholder of the Company, including without limitation, voting rights.

6.

Transferability.

(a)

The Warrants and the rights hereunder shall only be transferable by the registered holder hereof upon the due completion, execution and delivery of a Transfer Form (in the form attached hereto as Appendix C) and any other documentation reasonably required by the Company to establish that the transfer can be completed pursuant to an available exemption from the registration requirements of the U.S. Securities Act.

(b)

Each taker and holder of this Warrant Certificate by taking or holding the same, consents and agrees that the registered holder hereof may be treated by the Company and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby.

(c)

The holder agrees that it will not transfer, hypothecate, sell, assign, pledge or encumber any Warrants or Warrant Shares unless such securities are registered under the U.S. Securities Act and registered or qualified under any applicable state securities laws or such transfer is effected pursuant to an available exemption from registration.

(d)

The holder of this Warrant has been granted certain registration rights by the Company.  The registration rights are set forth in that certain Subscription Agreement between the Company and the holder under which this Warrant was issued.

7.

Covenants of the Company.

(a)

The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of its authorized but unissued Common Shares or other securities of the Company from time to time issuable upon exercise of this Warrant as will be sufficient to permit the exercise in full of this Warrant.  All such shares shall be duly authorized and, when issued upon such exercise and payment of the purchase price, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights.

(b)

The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of holder against impairment.  Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Common Shares receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Common Shares upon the exercise of this Warrant, and (iii) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

(c)

Before taking any action which would cause an adjustment reducing the current Exercise Price below the then par value, if any, of the Common Shares issuable upon exercise of the Warrants, the Company shall take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Common Stock at such adjusted Exercise Price.

(d)

Before taking any action which would result in an adjustment in the number of Common Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(e)

The Company covenants that during the period the Warrant is outstanding, it will use its best efforts to comply with any and all reporting obligations under the Securities Exchange Act of 1934, as amended.

(f)

The Company will take all such reasonable action as may be necessary to assure that such Warrant Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the principal market upon which the Common Stock may be listed or traded.

(g)

The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant.

8.

New Certificate.

This Warrant Certificate is exchangeable, upon the surrender hereof by the holder to the Company, for a new Warrant Certificate of like tenor representing in the aggregate the right to subscribe for and purchase the number of Common Shares which may be subscribed for and purchased hereunder, each of such new Warrant Certificates to represent the right to subscribe for and purchase such number of Common Shares as shall be designated by the holder at the time of such surrender.

9.

Loss, Mutilation, Destruction or Theft of Warrants.

In case this Warrant Certificate shall become mutilated or be lost, destroyed or stolen, the Company, subject to applicable law, shall issue and deliver a new Warrant Certificate representing the Warrants of like date and tenor as the one mutilated, lost, destroyed or stolen upon surrender of and in place of and upon cancellation of the mutilated Warrant Certificate or in lieu of and in substitution for the lost, destroyed or stolen Warrant Certificate.  The applicant for the issue of a new Warrant Certificate representing the Warrants pursuant to this Section shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Company such evidence of ownership and of the loss, destruction or theft of the Warrant Certificate so lost, destroyed or stolen as shall be satisfactory to the Company, acting reasonably, and the applicant may also be required to furnish an indemnity in amount and form satisfactory to the Company, acting reasonably, and shall pay the reasonable charges of the Company in connection therewith.

10.

Governing Law.

THE WARRANTS EVIDENCED HEREBY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA.

11.

Time.

Time shall be of the essence hereof.

12.

Notice.

Other than with respect to any notice of an acceleration of the Expiry Time of the Warrants to be provided by the Company to the holder hereof via press release, any other notice, demand or delivery authorized by this Warrant Certificate shall be in writing and shall be given to the holder or the Company, as the case may be, at its address (or telecopier number) set forth below, or such other address (or telecopier number) as shall have been furnished to the party giving or making such notice, demand or delivery:

If to the Company:

THUNDER MOUNTAIN GOLD, INC.

5248 West Chinden Street

Boise, Idaho 83714

Attn:  Eric Jones

Fax:  208-322-5626

If to the holder:

at the address set forth on the cover page of this Warrant.

Each such notice, demand or delivery shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified herein and the intended recipient confirms the receipt of such telecopy or (ii) if given by any other means, when received at the address specified herein.

13.

Amendments; Waivers.

Any provision of this Warrant Certificate may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the holder and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective.  No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

IN WITNESS WHEREOF the Company has caused this Warrant Certificate to be executed by a duly authorized officer as of the ____ day of _____________, 2010.

THUNDER MOUNTAIN GOLD, INC.

Per:

Authorized Signatory

APPENDIX “A”
EXERCISE FORM

TO:

THUNDER MOUNTAIN GOLD, INC., of 5248 W. Chinden Blvd, Boise, Idaho, USA, 83714

The undersigned hereby exercises the right to purchase and hereby subscribes for ____________ Common Shares in the capital of THUNDER MOUNTAIN GOLD, INC., a Nevada corporation (the “Company”) (or such number of other securities or property to which this Warrant entitles the undersigned in lieu thereof or in addition thereto under the provisions of the attached Warrant Certificate).

In connection with this exercise, the undersigned hereby (check one):

_____1.

represents to the Company that (i) at the time of exercise of this Warrant the undersigned is not within the United States, (ii) the undersigned is not exercising this Warrants for the account or benefit of a U.S. Person or person in the United States, and (iii) the delivery of the underlying Common Shares will not be to an address in the United States;

_____2.

represents to the Company that (i) the undersigned is a U.S. Purchaser (as such term is defined in the subscription agreement pursuant to which the undersigned purchased this Warrant from the Company (the “Subscription Agreement”), (ii) the undersigned was the original subscriber for the Warrants from the Company, (iii) the undersigned delivered to the Company an executed Certificate of U.S. Accredited Investor in the form attached as Schedule C to the Subscription Agreement, and (iv) the representations, warranties and covenants set forth in the Subscription Agreement are true and correct on the date of exercise of this Warrant, including specifically the representations and warranties in Schedule C to the Subscription Agreement; or

_____3.

confirms that the undersigned is tendering with this exercise form a written opinion of counsel satisfactory to the Company to the effect that the Warrants and the Common Shares to be delivered upon exercise of the Warrants have been registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) and the securities laws of all applicable states of the United States or are exempt from such registration requirements.

“United States” and “U.S. person” are as defined by Regulation S under the U.S. Securities Act.

The Subscriber acknowledges that the following legends are to be placed on share certificates for Common Shares issued on or before the date that is four months and one day from the date the Company becomes a reporting issuer in any Province or Territory of Canada:

 “UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (i) [insert that date which is four months and a day from the Closing Date], AND (ii) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.”

“WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [insert that date which is four months and a day from the Closing Date.]”

The undersigned holder understands that the certificates representing the Common Shares issued upon exercise of this Warrant will bear the following restrictive legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS.  THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND SUCH LAWS COVERING SUCH SECURITIES, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY STATING THAT SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE U.S. SECURITIES ACT AND SUCH LAWS.  DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

If any Warrants represented by this Warrant Certificate are not being exercised, a new Warrant certificate will be issued and delivered with the Common Share certificates.

Please issue a certificate for the Common Shares being purchased as follows:

Date:

(Signature of Owner)

(Street Address)

(City)

(State)

(Zip Code)

Securities and/or check to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

Any unexercised portion of the Warrant evidenced by the within Warrant Certificate to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

APPENDIX “B”

INSTRUCTIONS TO WARRANTHOLDERS

TO EXERCISE:

To exercise Warrants, the Warrantholder must complete, sign and deliver the Exercise Form, attached as Appendix “A” and deliver the Warrant Certificate(s) to Thunder Mountain Gold, Inc. (the “Company”) and payment for the purchase price at the address set forth below indicating the number of Common Shares to be acquired.

GENERAL:

For the protection of the holder, it would be prudent to use registered mail if forwarding documents by mail.

If the Exercise Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the Warrant Certificate must also be accompanied by evidence of authority to sign satisfactory to the Company.  In such case, the signature of such registered holder on the Exercise Form must be witnessed.

The address of the Company is:

THUNDER MOUNTAIN GOLD, INC.

5248 West Chinden Street

Boise, Idaho 83714

Attn: Mr. Eric Jones

Fax:  208-322-5626

APPENDIX “C”

TRANSFER FORM

FOR value received I/we (the “Transferor”) hereby sell, assign, and transfer unto:

(Name of Transferee)

(Address of Transferee)

Warrants of

     (Quantity & Class)

THUNDER MOUNTAIN GOLD, INC. (the “Company”)

represented by:

(List Certificate Numbers)

and the undersigned hereby irrevocably constitutes and appoints:

(Leave Blank)

the attorney to transfer the said Warrants on the books of the Company with full power of substitution in the premises.

DATED this

 day of ___________________, 20_____.

Signature Guaranteed By:

(Signature of Warrantholder)
(Name of Warrantholder, Please Print)
(Capacity of Authorized Representative)

Instructions:

1.

The signature on this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or change whatever.

2.

The signature must be guaranteed by a Canadian schedule 1 chartered bank, major Trust Company or by a member firm of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP). The stamp must bear the words “Signature Medallion Guaranteed”.

3.

In the United States of America, signature guarantees must be done by members of a Medallion Signature Guarantee Program only. Signature guarantees are not accepted from Treasury Branches, Credit Unions or Caisses Populaires unless they are members of an acceptable Medallion Program.

TRANSFEREE ACKNOWLEDGMENT

The Transferee acknowledges and agrees that the Warrants may not be sold, transferred, pledged or hypothecated in the absence of (a) an effective registration statement under the 1933 Act relating thereto or (b) an exemption from the registration requirements of the 1933 Act.  Each Warrant Certificate shall contain a legend on the face thereof, in the appropriate form reasonably required by legal counsel for the Company, setting forth the restrictions on transfer referred to herein, unless in the opinion of counsel for the holder thereof (which counsel shall be reasonably satisfactory to the Company), the securities represented thereby are not, at such time, required by law to bear such legend.  The holder acknowledges and agrees that the Warrants represented by this Warrant Certificate constitute “restricted securities” under the 1933 Act.

Any certificate issued at any time in exchange or substitution for any certificate bearing a restrictive legend shall also bear such legend unless in the opinion of counsel for the holder thereof (which counsel shall be reasonably satisfactory to the Company), the securities represented thereby are not, at such time, required by law to bear such legend.

In connection with this transfer (check one), the undersigned transferee (the “Transferee”) certifies that (check either A or B):

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(A)

The Transferee hereby certifies that (i) it was not offered the Warrants while in the United States and did not execute this certificate while within the United States; and (ii) it is not a U.S. Person or a person within the United States and it is not acquiring any of the Warrants on behalf of a U.S. Person or any person within the United States.  The Transferee agrees not to engage in hedging transactions with regard to the Warrants prior to the expiration of the one-year distribution compliance period set forth in Rule 903(b)(3) of Regulation S, and acknowledges that the Company shall refuse to register any transfer of the Warrants not made in accordance with the provisions of Regulation S, pursuant to registration under the 1933 Act, or pursuant to an available exemption from registration under the 1933 Act.

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(B)

The Transferor or Transferee is delivering a written opinion of U.S. Counsel acceptable to the Company to the effect that this transfer of Warrants has been registered under the 1933 Act or is exempt from registration thereunder.

(Signature of Transferee)

Date

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The Warrants and the Common Shares issuable upon exercise of the Warrants shall only be transferable in accordance with applicable laws.  The Warrants may only be exercised in the manner required by the Warrant Certificate and the Exercise Form attached thereto.  Any securities acquired pursuant to this exercise of Warrants shall be subject to applicable hold periods and any certificate representing such securities may bear restrictive legends, including the legends contemplated in the Warrant Certificate.